Exhibit 99.1

NII Holdings Announces Proposed New Offering of 7.625% Senior Notes due 2021

RESTON, VA, December 5, 2011 — NII Holdings, Inc. [Nasdaq: NIHD] today announced that it intends to offer through its wholly owned subsidiary NII Capital Corp., subject to market and other conditions, approximately $500 million principal amount of its 7.625% Senior Notes due 2021. The notes will be issued by NII Capital Corp. and guaranteed by NII Holdings and certain of NII Holdings’ other United States subsidiaries. The notes are an additional issuance of, will be fully fungible with, rank equally with and form a single series with the $750 million of our 7.625% Senior Notes due 2021 initially issued on March 29, 2011.

NII intends to use the net proceeds from the notes offering for general corporate purposes, which may include, without limitation, expansion of its existing network, either through capital expenditures for organic growth or acquisitions of other operators; the acquisition of telecommunications spectrum licenses or other assets; the deployment of new network technologies; or the refinancing, repayment or repurchase of outstanding indebtedness.

Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., and J.P. Morgan Securities LLC are acting as joint book-running managers for the notes offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The proposed offering is being made pursuant to an automatic shelf registration statement on Form S-3 filed today with the Securities and Exchange Commission (“SEC”), which is effective. The offering will be made only by means of a prospectus. A copy of the preliminary prospectus for the offering may be obtained from the SEC’s website at www.sec.gov. Alternatively, the underwriters will arrange to send you the preliminary prospectus upon request to Deutsche Bank Securities Inc., Attention: Prospectus Department, 100 Plaza One, Jersey City, NJ 07311, by calling 800-503-4611 or by e-mail to prospectus.cpdg@db.com.

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Va., is a provider of differentiated mobile communications for business customers in Latin America. NII Holdings has operations in Brazil, Mexico, Argentina, Peru and Chile, offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio feature.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The statements in this press release regarding the note offering, as well as other statements that are not historical facts, are forward-looking statements. The words “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify forward-looking statements. Statements contained in this press release are based upon information presently available to us and assumptions that we believe to be reasonable. We are not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. These statements are subject to risks and uncertainties, including without limitation, general market conditions, the market for the company’s securities, the performance of the company’s business and other risks detailed from time-to-time in the company’s filings with the SEC. There is no assurance that NII Holdings, Inc. will offer the notes or on what terms.

Media Contacts:

NII Holdings, Inc.

1875 Explorer Street, Suite 1000

Reston, VA. 20190

(703) 390-5100

Investor Relations: Tim Perrott

(703) 390-5113

tim.perrott@nii.com

Media Relations: Claudia Restrepo

(786) 251-7020

claudia.restrepo@nii.com